Exhibit 99.1

Essent Group Ltd. Reports Fourth Quarter and Full Year 2017 Results
HAMILTON, Bermuda--(BUSINESS WIRE)--February 9, 2018--Essent Group Ltd. (NYSE: ESNT) today reported net income for the quarter ended December 31, 2017 of $162.6 million or $1.65 per diluted share, which includes an $85.1 million income tax benefit, or $0.86 per diluted share, reflecting the one-time impact of the reduced U.S. corporate income tax rate on the company's net deferred tax liability position. Net income for the full year 2017 was $379.7 million or $3.99 per diluted share.
“2017 was another successful year for the Essent franchise as we continued building a high credit quality and profitable mortgage insurance portfolio,” said Mark Casale, Chairman and Chief Executive Officer. “During the year, we continued growing our earnings and generating strong returns. As we head into our ninth year of writing mortgage insurance, our outlook for 2018 on our business and housing remains positive.”
Financial Highlights:

•	Insurance in force as of December 31, 2017 was $110.5 billion, compared to $103.9 billion as of September 30, 2017 and $83.3 billion as of December 31, 2016.

•
Flow new insurance written for the fourth quarter was $11.2 billion, compared to $13.2 billion in the third quarter of 2017 and $10.5 billion in the fourth quarter of 2016. For the full year 2017, flow new insurance written was $43.9 billion, compared to $34.9 billion for 2016.

•
Net premiums earned for the fourth quarter were $148.0 million, compared to $137.9 million in the third quarter of 2017 and $116.8 million in the fourth quarter of 2016. For the full year 2017, net premiums earned were $530.1 million, compared to $422.7 million for 2016.

•
The expense ratio for the fourth quarter was 24.7%, compared to 26.8% in the third quarter of 2017 and 29.8% in the fourth quarter of 2016. For the full year 2017, the expense ratio was 27.5%, compared to 30.9% for 2016.

•
The provision for losses and LAE for the fourth quarter was $17.5 million, compared to $4.3 million in the third quarter of 2017 and $3.9 million in the fourth quarter of 2016. For the full year 2017, the provision for losses and LAE was $27.2 million, compared to $15.5 million for 2016.

•
Loans in default at December 31, 2017 were 4,783 compared to 2,153 as of September 30, 2017 and 1,757 as of December 31, 2016. Total loans in default increased by 2,630 in the quarter, including 2,288 defaults that we have identified as related to Hurricanes Harvey and Irma. The percentage of loans in default as of December 31, 2017 was 0.96%, compared to 0.46% as of September 30, 2017 and 0.47% as of December 31, 2016.

•	The combined ratio for the fourth quarter was 36.4%, compared to 30.0% in the third quarter of 2017 and 33.1% in the fourth quarter of 2016.

•	The consolidated balance of cash and investments at December 31, 2017 was $2.3 billion, including cash and investment balances at Essent Group Ltd. of $104.2 million.

•
The combined risk-to-capital ratio of the U.S. mortgage insurance business, which includes statutory capital for both Essent Guaranty, Inc. and Essent Guaranty of PA, Inc., was 14.2:1 as of December 31, 2017.

•	Essent Reinsurance Ltd. reinsured a total of $201 million of risk in GSE risk share transactions in 2017 compared to $260 million in 2016.

Conference Call
Essent management will hold a conference call at 10:00 AM Eastern time today to discuss its results. The conference call will be broadcast live over the Internet at http://ir.essentgroup.com/investors/webcasts-and-presentations/event-calendar/default.aspx. The call may also be accessed by dialing 866-393-4306 inside the U.S., or 734-385-2616 for international callers, using passcode 5475697 or by referencing Essent.
A replay of the webcast will be available on the Essent website approximately two hours after the live broadcast ends for a period of one year. A replay of the conference call will be available approximately two hours after the call ends for a period of two weeks, using the following dial-in numbers and passcode: 855-859-2056 inside the U.S., or 404-537-3406 for international callers, passcode 5475697.
In addition to the information provided in the company's earnings news release, other statistical and financial information, which may be referred to during the conference call, will be available on Essent's website at http://ir.essentgroup.com/investors/financial-information/quarterly-financial-supplements/default.aspx.
Forward-Looking Statements
This press release may include “forward-looking statements” which are subject to known and unknown risks and uncertainties, many of which may be beyond our control. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," “should,” “expect,” "plan," "anticipate," "believe," “estimate,” “predict,” or "potential" or the negative thereof or variations thereon or similar terminology. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, the following: changes in or to Fannie Mae and Freddie Mac (the “GSEs”), whether through Federal legislation, restructurings or a shift in business practices; failure to continue to meet the mortgage insurer eligibility requirements of the GSEs; competition for customers; lenders or investors seeking alternatives to private mortgage insurance; an increase in the number of loans insured through Federal government mortgage insurance programs, including those offered by the Federal Housing Administration; decline in new insurance written and franchise value due to loss of a significant customer; decline in the volume of low down payment mortgage originations; the definition of "Qualified Mortgage" reducing the size of the mortgage origination market or creating incentives to use government mortgage insurance programs; the definition of "Qualified Residential Mortgage" reducing the number of low down payment loans or lenders and investors seeking alternatives to private mortgage insurance; the implementation of the Basel III Capital Accord discouraging the use of private mortgage insurance; a decrease in the length of time that insurance policies are in force; uncertainty of loss reserve estimates; deteriorating economic conditions; our non-U.S. operations becoming subject to U.S. Federal income taxation; becoming considered a passive foreign investment company for U.S. Federal income tax purposes; and other risks and factors described in Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission on February 16, 2017. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Non-GAAP Financial Measures
In presenting Essent Group Ltd.’s results, management has included financial measures, including adjusted book value per share, that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (“GAAP”). Such measures are referred to as “non-GAAP measures.” These non-GAAP measures may be defined or calculated differently by other companies. Management believes these measures allow for a more complete understanding of the underlying business. These measures are used to monitor our results and should not be viewed as a substitute for those determined in accordance with GAAP. Reconciliations of such measures to the most comparable GAAP figures are included in the attached financial supplement in accordance with Regulation G.
About the Company
Essent Group Ltd. (NYSE: ESNT) is a Bermuda-based holding company (collectively with its subsidiaries, “Essent”) which, through its wholly-owned subsidiary Essent Guaranty, Inc., offers private mortgage insurance for single-family mortgage loans in the United States. Essent provides private capital to mitigate mortgage credit risk, allowing lenders to make additional mortgage financing available to prospective homeowners. Headquartered in Radnor, Pennsylvania, Essent Guaranty, Inc. is licensed to write mortgage insurance in all 50 states and the District of Columbia, and is approved by Fannie Mae and Freddie Mac. Essent also offers mortgage-related insurance, reinsurance and advisory services through its Bermuda-based subsidiary, Essent Reinsurance Ltd. Additional information regarding Essent may be found at www.essentgroup.com and www.essent.us.

Source: Essent Group Ltd.

Essent Group Ltd. and Subsidiaries
Financial Results and Supplemental Information (Unaudited)
Quarter and Year Ended December 31, 2017

Exhibit A	Condensed Consolidated Statements of Comprehensive Income (Unaudited)
Exhibit B	Condensed Consolidated Balance Sheets (Unaudited)
Exhibit C	Historical Quarterly Data
Exhibit D	New Insurance Written
Exhibit E	Insurance in Force and Risk in Force
Exhibit F	Other Risk in Force
Exhibit G	Portfolio Vintage Data
Exhibit H	Portfolio Geographic Data
Exhibit I	Defaults, Reserve for Losses and LAE, and Claims
Exhibit J	Investment Portfolio
Exhibit K	Insurance Company Capital
Exhibit L	Reconciliation of Non-GAAP Financial Measure - Adjusted Book Value per Share

				Exhibit A

Essent Group Ltd. and Subsidiaries
Condensed Consolidated Statements of Comprehensive Income (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(In thousands, except per share amounts)	2017	2016	2017	2016
Revenues:
Net premiums written	$161,771	$116,412	$570,186	$441,278
(Increase) decrease in unearned premiums	(13,795)	380	(40,056)	(18,571)
Net premiums earned	147,976	116,792	530,130	422,707
Net investment income	11,765	8,225	40,226	27,890
Realized investment gains, net	252	445	2,015	1,934
Other income	1,117	911	4,140	5,727
Total revenues	161,110	126,373	576,511	458,258

Losses and expenses:
Provision for losses and LAE	17,456	3,865	27,232	15,525
Other underwriting and operating expenses	36,480	34,836	145,533	130,425
Interest expense	1,817	370	5,178	426
Total losses and expenses	55,753	39,071	177,943	146,376

Income before income taxes	105,357	87,302	398,568	311,882
Income tax (benefit) expense	(57,281)	24,616	18,821	89,276
Net income	$162,638	$62,686	$379,747	$222,606

Earnings per share:
Basic	$1.69	$0.69	$4.07	$2.45
Diluted	1.65	0.68	3.99	2.41

Weighted average shares outstanding:
Basic	96,429	90,991	93,330	90,913
Diluted	98,497	92,577	95,211	92,245

Net income	$162,638	$62,686	$379,747	$222,606

Other comprehensive income (loss):
Change in unrealized (depreciation) appreciation of investments	(7,230)	(34,209)	8,068	(12,156)
Total other comprehensive (loss) income	(7,230)	(34,209)	8,068	(12,156)
Comprehensive income	$155,408	$28,477	$387,815	$210,450

Loss ratio	11.8%	3.3%	5.1%	3.7%
Expense ratio	24.7	29.8	27.5	30.9
Combined ratio	36.4%	33.1%	32.6%	34.5%

		Exhibit B

Essent Group Ltd. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

	December 31,	December 31,
(In thousands, except per share amounts)	2017	2016
Assets
Investments available for sale, at fair value
Fixed maturities	$1,992,371	$1,482,754
Short-term investments	312,694	132,348
Total investments	2,305,065	1,615,102
Cash	43,524	27,531
Accrued investment income	12,807	9,488
Accounts receivable	29,752	21,632
Deferred policy acquisition costs	15,354	13,400
Property and equipment	6,979	8,119
Prepaid federal income tax	252,157	181,272
Other assets	8,730	6,454

Total assets	$2,674,368	$1,882,998

Liabilities and Stockholders' Equity
Liabilities
Reserve for losses and LAE	$46,850	$28,142
Unearned premium reserve	259,672	219,616
Net deferred tax liability	127,636	142,587
Credit facility borrowings, net of deferred costs	248,591	100,000
Securities purchased payable	14,999	14,999
Other accrued liabilities	36,184	33,881
Total liabilities	733,932	539,225

Commitments and contingencies

Stockholders' Equity
Common shares	1,476	1,397
Additional paid-in capital	1,127,137	918,296
Accumulated other comprehensive loss	(3,252)	(12,255)
Retained earnings	815,075	436,335
Total stockholders' equity	1,940,436	1,343,773

Total liabilities and stockholders' equity	$2,674,368	$1,882,998

Return on average equity	23.1%	18.1%

							Exhibit C
Essent Group Ltd. and Subsidiaries
Supplemental Information
Historical Quarterly Data

	2017				2016
Selected Income Statement Data	December 31	September 30	June 30	March 31	December 31	September 30	June 30	March 31
(In thousands, except per share amounts)
Revenues:
Net premiums written	$161,771	$155,055	$134,063	$119,297	$116,412	$115,887	$108,513	$100,466

Net premiums earned	147,976	137,940	126,563	117,651	116,792	110,801	100,711	94,403
Other revenues (1)	13,134	12,263	11,043	9,941	9,581	10,453	7,454	8,063
Total revenues	161,110	150,203	137,606	127,592	126,373	121,254	108,165	102,466

Losses and expenses:
Provision for losses and LAE	17,456	4,313	1,770	3,693	3,865	4,965	2,964	3,731
Other underwriting and operating expenses	36,480	37,035	35,686	36,332	34,836	32,792	31,409	31,388
Interest expense	1,817	1,456	1,189	716	370	56	—	—
Total losses and expenses	55,753	42,804	38,645	40,741	39,071	37,813	34,373	35,119

Income before income taxes	105,357	107,399	98,961	86,851	87,302	83,441	73,792	67,347
Income tax (benefit) expense (2) (3)	(57,281)	29,006	26,843	20,253	24,616	23,730	21,534	19,396
Net income	$162,638	$78,393	$72,118	$66,598	$62,686	$59,711	$52,258	$47,951

Earnings per share:
Basic	$1.69	$0.83	$0.79	$0.73	$0.69	$0.66	$0.57	$0.53
Diluted	1.65	0.82	0.77	0.72	0.68	0.65	0.57	0.52

Weighted average shares outstanding:
Basic	96,429	94,185	91,381	91,258	90,991	90,961	90,912	90,785
Diluted	98,497	96,094	93,162	93,023	92,577	92,399	92,138	91,859

Other Data:
Loss ratio (4)	11.8%	3.1%	1.4%	3.1%	3.3%	4.5%	2.9%	4.0%
Expense ratio (5)	24.7	26.8	28.2	30.9	29.8	29.6	31.2	33.2
Combined ratio	36.4%	30.0%	29.6%	34.0%	33.1%	34.1%	34.1%	37.2%

Return on average equity (annualized)	35.0%	19.1%	19.8%	19.3%	18.9%	18.7%	17.2%	16.7%

(1) In 2016, other revenues included the change in the fair value of insurance and certain reinsurance policies issued by Essent Reinsurance Ltd. ("Essent Re") in connection with Freddie Mac's Agency Credit Insurance Structure ("ACIS") program that were accounted for as derivatives under GAAP. In the three months ended September 30, 2016, these contracts were amended and are now accounted for as insurance contracts. The change in fair values of these policies was $2,012, ($755) and $677 in the three months ended September 30, 2016, June 30, 2016 and March 31, 2016, respectively.

(2) Income tax expense for the quarter ended March 31, 2017 was reduced by $3,023 of excess tax benefits associated with the vesting of common shares and common share units during the quarter. Prior to January 1, 2017, excess tax benefits were recognized in additional paid-in-capital.

(3) Income tax expense for the quarter ended December 31, 2017 was reduced by $85,091 of income tax benefit due to the one-time impact of the reduced U.S. corporate income tax rate on the company's net deferred tax liability position.

(4) Loss ratio is calculated by dividing the provision for losses and LAE by net premiums earned.
(5) Expense ratio is calculated by dividing other underwriting and operating expenses by net premiums earned.

							Exhibit C, continued
Essent Group Ltd. and Subsidiaries
Supplemental Information
Historical Quarterly Data

	2017				2016
Other Data, continued:	December 31	September 30	June 30	March 31	December 31	September 30	June 30	March 31
($ in thousands)

U.S. Mortgage Insurance Portfolio
Flow:
New insurance written	$11,234,855	$13,221,038	$11,368,276	$8,034,153	$10,475,258	$10,299,161	$8,715,171	$5,366,675
New risk written	2,737,008	3,228,603	2,786,501	1,929,832	2,498,831	2,536,734	2,167,333	1,340,588

Bulk:
New insurance written	$—	$—	$—	$—	$—	$—	$—	$93,054
New risk written	—	—	—	—	—	—	—	8,480

Total:
Average premium rate (6)	0.53%	0.53%	0.53%	0.53%	0.56%	0.58%	0.57%	0.56%
New insurance written	$11,234,855	$13,221,038	$11,368,276	$8,034,153	$10,475,258	$10,299,161	$8,715,171	$5,459,729
New risk written	$2,737,008	$3,228,603	$2,786,501	$1,929,832	$2,498,831	$2,536,734	$2,167,333	$1,349,068
Insurance in force (end of period)	$110,461,950	$103,936,307	$95,494,390	$87,993,227	$83,265,522	$77,614,373	$72,267,099	$67,716,741
Risk in force (end of period)	$27,443,985	$25,807,358	$23,665,045	$21,801,667	$20,627,317	$19,289,387	$17,937,364	$16,745,819
Policies in force	496,477	467,483	430,585	397,650	375,898	350,600	328,441	308,779
Weighted average coverage (7)	24.8%	24.8%	24.8%	24.8%	24.8%	24.9%	24.8%	24.7%
Annual persistency	83.9%	82.1%	80.1%	78.2%	77.7%	79.4%	81.0%	81.0%

Loans in default (count)	4,783	2,153	1,776	1,777	1,757	1,453	1,174	1,060
Percentage of loans in default	0.96%	0.46%	0.41%	0.45%	0.47%	0.41%	0.36%	0.34%

Other Risk in Force
GSE Risk Share (8)	$538,944	$501,485	$479,762	$436,991	$384,103	$302,211	$305,357	$188,766

Credit Facility
Borrowings outstanding	$250,000	$175,000	$175,000	$125,000	$100,000	$50,000	$—	N/A
Undrawn committed capacity	$125,000	$200,000	$200,000	$75,000	$100,000	$150,000	$200,000	N/A
Weighted average interest rate	3.49%

(6) Average premium rate is calculated by dividing net premiums earned for the U.S. mortgage insurance portfolio by average insurance in force for the period.
(7) Weighted average coverage is calculated by dividing end of period risk in force by insurance in force.
(8) Essent Re provides insurance or reinsurance relating to the risk in force on loans in reference pools acquired by Freddie Mac and Fannie Mae, including in connection with Freddie Mac's Agency Credit Insurance Structure ("ACIS") and Fannie Mae's Credit Insurance Risk Transfer ("CIRT") programs.

							Exhibit D

Essent Group Ltd. and Subsidiaries
Supplemental Information
New Insurance Written: Flow

NIW by Credit Score
	Three Months Ended				Year Ended
	December 31, 2017		December 31, 2016		December 31, 2017		December 31, 2016
($ in thousands)
>=760	$4,551,775	40.5%	$4,642,666	44.3%	$18,455,482	42.1%	$15,827,689	45.4%
740-759	1,793,713	16.0	1,636,508	15.6	6,851,174	15.6	5,533,992	15.9
720-739	1,644,956	14.6	1,456,147	13.9	6,223,802	14.2	4,750,940	13.6
700-719	1,378,170	12.3	1,212,922	11.6	5,228,590	11.9	3,859,363	11.1
680-699	1,024,440	9.1	879,907	8.4	3,843,164	8.8	2,801,820	8.0
<=679	841,801	7.5	647,108	6.2	3,256,110	7.4	2,082,461	6.0
Total	$11,234,855	100.0%	$10,475,258	100.0%	$43,858,322	100.0%	$34,856,265	100.0%

Weighted average credit score	743		747		744		748

NIW by LTV
	Three Months Ended				Year Ended
	December 31, 2017		December 31, 2016		December 31, 2017		December 31, 2016
($ in thousands)
85.00% and below	$1,532,008	13.6%	$1,808,741	17.3%	$5,839,270	13.3%	$5,155,388	14.8%
85.01% to 90.00%	3,286,879	29.3	3,242,535	30.9	13,072,845	29.8	11,148,955	32.0
90.01% to 95.00%	4,845,713	43.1	4,525,547	43.2	19,301,353	44.0	16,516,689	47.4
95.01% and above	1,570,255	14.0	898,435	8.6	5,644,854	12.9	2,035,233	5.8
Total	$11,234,855	100.0%	$10,475,258	100.0%	$43,858,322	100.0%	$34,856,265	100.0%

Weighted average LTV	92%		91%		92%		92%

NIW by Product
	Three Months Ended				Year Ended
	December 31, 2017		December 31, 2016		December 31, 2017		December 31, 2016
Single Premium policies		19.0%		12.7%		16.3%		17.0%
Monthly Premium policies		81.0		87.3		83.7		83.0
		100.0%		100.0%		100.0%		100.0%

NIW by Purchase vs. Refinance
	Three Months Ended				Year Ended
	December 31, 2017		December 31, 2016		December 31, 2017		December 31, 2016
Purchase		84.4%		73.9%		85.2%		79.2%
Refinance		15.6		26.1		14.8		20.8
		100.0%		100.0%		100.0%		100.0%

							Exhibit D, continued

Essent Group Ltd. and Subsidiaries
Supplemental Information
New Insurance Written: Bulk

NIW by Credit Score
	Three Months Ended				Year Ended
	December 31, 2017		December 31, 2016		December 31, 2017		December 31, 2016
($ in thousands)
>=760	$—	0.0%	$—	0.0%	$—	0.0%	$45,625	49.0%
740-759	—	—	—	—	—	—	18,154	19.5
720-739	—	—	—	—	—	—	11,475	12.3
700-719	—	—	—	—	—	—	8,220	8.8
680-699	—	—	—	—	—	—	6,453	7.0
<=679	—	—	—	—	—	—	3,127	3.4
Total	$—	0.0%	$—	0.0%	$—	0.0%	$93,054	100.0%

Weighted average credit score	N/A		N/A		N/A		750

NIW by LTV
	Three Months Ended				Year Ended
	December 31, 2017		December 31, 2016		December 31, 2017		December 31, 2016
($ in thousands)
85.00% and below	$—	0.0%	$—	0.0%	$—	0.0%	$755	0.8%
85.01% to 90.00%	—	—	—	—	—	—	27,757	29.8
90.01% to 95.00%	—	—	—	—	—	—	64,542	69.4
95.01% and above	—	—	—	—	—	—	—	—
Total	$—	0.0%	$—	0.0%	$—	0.0%	$93,054	100.0%

Weighted average LTV	N/A		N/A		N/A		91%

NIW by Product
	Three Months Ended				Year Ended
	December 31, 2017		December 31, 2016		December 31, 2017		December 31, 2016
Single Premium policies		0.0%		0.0%		0.0%		100.0%
Monthly Premium policies		—		—		—		—
		0.0%		0.0%		0.0%		100.0%

NIW by Purchase vs. Refinance
	Three Months Ended				Year Ended
	December 31, 2017		December 31, 2016		December 31, 2017		December 31, 2016
Purchase		0.0%		0.0%		0.0%		100.0%
Refinance		—		—		—		—
		0.0%		0.0%		0.0%		100.0%

						Exhibit E

Essent Group Ltd. and Subsidiaries
Supplemental Information
Insurance in Force and Risk in Force

Portfolio by Credit Score
Total IIF by FICO score	December 31, 2017		September 30, 2017		December 31, 2016
($ in thousands)
>=760	$48,668,705	44.1%	$46,220,799	44.5%	$37,858,422	45.5%
740-759	17,939,206	16.2	16,890,061	16.2	13,760,610	16.5
720-739	15,761,787	14.3	14,767,164	14.2	11,855,648	14.2
700-719	12,167,285	11.0	11,307,184	10.9	8,712,971	10.5
680-699	9,156,196	8.3	8,523,233	8.2	6,611,166	7.9
<=679	6,768,771	6.1	6,227,866	6.0	4,466,705	5.4
Total	$110,461,950	100.0%	$103,936,307	100.0%	$83,265,522	100.0%

Weighted average credit score	747		747		749

Total RIF by FICO score	December 31, 2017		September 30, 2017		December 31, 2016
($ in thousands)
>=760	$12,058,196	43.9%	$11,434,540	44.3%	$9,319,522	45.2%
740-759	4,485,439	16.4	4,218,828	16.3	3,434,392	16.7
720-739	3,957,922	14.4	3,707,571	14.4	2,970,941	14.4
700-719	3,018,341	11.0	2,805,886	10.9	2,151,657	10.4
680-699	2,286,082	8.3	2,129,638	8.2	1,656,791	8.0
<=679	1,638,005	6.0	1,510,895	5.9	1,094,014	5.3
Total	$27,443,985	100.0%	$25,807,358	100.0%	$20,627,317	100.0%

Portfolio by LTV
Total IIF by LTV	December 31, 2017		September 30, 2017		December 31, 2016
($ in thousands)
85.00% and below	$12,917,751	11.7%	$12,103,499	11.6%	$9,756,578	11.7%
85.01% to 90.00%	34,794,108	31.5	33,129,815	31.9	27,409,202	32.9
90.01% to 95.00%	54,323,103	49.2	51,684,041	49.7	42,854,633	51.5
95.01% and above	8,426,988	7.6	7,018,952	6.8	3,245,109	3.9
Total	$110,461,950	100.0%	$103,936,307	100.0%	$83,265,522	100.0%

Weighted average LTV	92%		92%		92%

Total RIF by LTV	December 31, 2017		September 30, 2017		December 31, 2016
($ in thousands)
85.00% and below	$1,462,351	5.3%	$1,366,982	5.3%	$1,101,947	5.3%
85.01% to 90.00%	8,262,322	30.1	7,858,283	30.4	6,512,613	31.6
90.01% to 95.00%	15,576,125	56.8	14,810,490	57.4	12,234,306	59.3
95.01% and above	2,143,187	7.8	1,771,603	6.9	778,451	3.8
Total	$27,443,985	100.0%	$25,807,358	100.0%	$20,627,317	100.0%

Portfolio by Loan Amortization Period
Total IIF by Loan Amortization Period	December 31, 2017		September 30, 2017		December 31, 2016
($ in thousands)
FRM 30 years and higher	$100,592,946	91.1%	$94,299,877	90.7%	$75,428,964	90.6%
FRM 20-25 years	2,879,977	2.6	2,695,714	2.6	2,113,529	2.5
FRM 15 years	3,857,152	3.5	3,779,626	3.7	3,066,893	3.7
ARM 5 years and higher	3,131,875	2.8	3,161,090	3.0	2,656,136	3.2
Total	$110,461,950	100.0%	$103,936,307	100.0%	$83,265,522	100.0%

			Exhibit F

Essent Group Ltd. and Subsidiaries
Supplemental Information
Other Risk in Force

($ in thousands)	December 31, 2017	September 30, 2017	December 31, 2016

GSE Risk Share (1)	$538,944	$501,485	$384,103

Weighted average credit score	749	749	749
Weighted average LTV	84%	84%	82%

(1) Essent Reinsurance Ltd. ("Essent Re") provides insurance or reinsurance relating to the risk in force on loans in reference pools acquired by Freddie Mac and Fannie Mae, including in connection with Freddie Mac's Agency Credit Insurance Structure ("ACIS") and Fannie Mae's Credit Insurance Risk Transfer ("CIRT") programs.

												Exhibit G

Essent Group Ltd. and Subsidiaries
Supplemental Information
Portfolio Vintage Data
December 31, 2017

					Insurance in Force
Origination Year	Original Insurance Written ($ in thousands)	Remaining Insurance in Force ($ in thousands)	% Remaining of Original Insurance	Number of Policies in Force	% Purchase	>90% LTV	>95% LTV	FICO < 700	FICO >= 760	% FRM	Incurred Loss Ratio (Inception to Date) (1)	Number of Loans in Default

2010	$245,898	$14,320	5.8%	100	77.7%	63.2%	0.0%	2.6%	60.8%	100.0%	2.6%	—
2011	3,229,720	392,583	12.2	2,237	77.0	47.6	0.2	5.5	54.4	96.7	3.6	40
2012	11,241,161	2,759,869	24.6	14,221	76.7	56.3	0.5	5.6	56.1	98.4	2.5	161
2013	21,152,638	6,905,742	32.6	35,003	79.6	58.2	1.9	7.7	51.5	97.8	2.5	440
2014	24,799,434	10,794,703	43.5	55,665	87.9	61.8	4.1	15.4	42.0	95.5	3.6	890
2015	26,193,656	17,283,506	66.0	79,549	83.4	56.6	2.5	14.5	44.1	96.9	4.0	1,023
2016	34,949,319	30,252,690	86.6	129,285	80.3	54.5	6.2	13.9	45.2	98.1	4.6	1,164
2017	43,858,322	42,058,537	95.9	180,417	85.2	57.1	13.2	16.3	41.7	96.9	7.5	1,065
Total	$165,670,148	$110,461,950	66.7	496,477	83.2	56.8	7.6	14.4	44.1	97.2	3.7	4,783

(1) Incurred loss ratio is calculated by dividing the sum of case reserves and cumulative amount paid for claims by cumulative net premiums earned.

			Exhibit H

Essent Group Ltd. and Subsidiaries
Supplemental Information
Portfolio Geographic Data

IIF by State
	December 31, 2017	September 30, 2017	December 31, 2016
CA	9.4%	9.4%	9.4%
TX	8.0	8.1	8.2
FL	7.0	7.0	6.6
WA	4.8	4.8	4.8
IL	4.0	4.0	4.0
NJ	3.7	3.6	3.5
NC	3.5	3.6	3.7
GA	3.4	3.4	3.4
OH	3.2	3.2	3.1
AZ	3.1	3.1	3.2
All Others	49.9	49.8	50.1
Total	100.0%	100.0%	100.0%

RIF by State
	December 31, 2017	September 30, 2017	December 31, 2016
CA	9.1%	9.1%	9.0%
TX	8.3	8.3	8.5
FL	7.1	7.1	6.9
WA	4.9	4.9	4.8
IL	3.9	3.9	4.0
NJ	3.6	3.6	3.5
NC	3.5	3.6	3.7
GA	3.5	3.5	3.5
OH	3.2	3.2	3.1
MN	3.2	3.2	3.3
All Others	49.7	49.6	49.7
Total	100.0%	100.0%	100.0%

				Exhibit I

Essent Group Ltd. and Subsidiaries
Supplemental Information
Defaults, Reserve for Losses and LAE, and Claims

Rollforward of Insured Loans in Default
	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2017	2016	2017	2016
Beginning default inventory	2,153	1,453	1,757	1,028
Plus: new defaults	4,332	1,208	8,229	3,746
Less: cures	(1,648)	(861)	(4,970)	(2,857)
Less: claims paid	(53)	(39)	(229)	(154)
Less: rescissions and denials, net	(1)	(4)	(4)	(6)
Ending default inventory	4,783	1,757	4,783	1,757

Rollforward of Reserve for Losses and LAE
	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
($ in thousands)	2017	2016	2017	2016
Reserve for losses and LAE at beginning of period	$31,579	$25,731	$28,142	$17,760
Add provision for losses and LAE occurring in:
Current year	18,912	5,502	38,178	21,889
Prior years	(1,456)	(1,637)	(10,946)	(6,364)
Incurred losses during the period	17,456	3,865	27,232	15,525
Deduct payments for losses and LAE occurring in:
Current year	390	460	633	927
Prior years	1,795	994	7,891	4,216
Loss and LAE payments during the period	2,185	1,454	8,524	5,143
Reserve for losses and LAE at end of period	$46,850	$28,142	$46,850	$28,142

Claims
	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2017	2016	2017	2016
Number of claims paid	53	39	229	154
Total amount paid for claims (in thousands)	$2,125	$1,438	$8,280	$5,028
Average amount paid per claim (in thousands)	$40	$37	$36	$33
Severity	87%	70%	83%	73%

					Exhibit I, continued
Essent Group Ltd. and Subsidiaries
Supplemental Information
Defaults, Reserve for Losses and LAE, and Claims

	December 31, 2017
	Number of Policies in Default	Percentage of Policies in Default	Amount of Reserves	Percentage of Reserves	Defaulted RIF	Reserves as a Percentage of Defaulted RIF
($ in thousands)
Missed Payments:
Three payments or less	3,243	68%	$15,925	37%	$187,163	9%
Four to eleven payments	1,284	27	18,087	42	73,547	25
Twelve or more payments	211	4	6,781	16	11,139	61
Pending claims	45	1	2,075	5	2,355	88
Total case reserves	4,783	100%	42,868	100%	$274,204	16
IBNR			3,215
LAE			767
Total reserves for losses and LAE			$46,850

Average reserve per default:
Case			$9.0
Total			$9.8

Default Rate	0.96%

	December 31, 2016
	Number of Policies in Default	Percentage of Policies in Default	Amount of Reserves	Percentage of Reserves	Defaulted RIF	Reserves as a Percentage of Defaulted RIF
($ in thousands)
Missed Payments:
Three payments or less	914	52%	$6,615	26%	$50,737	13%
Four to eleven payments	620	35	11,505	45	32,833	35
Twelve or more payments	179	10	5,678	22	9,575	59
Pending claims	44	3	1,960	7	2,272	86
Total case reserves	1,757	100%	25,758	100%	$95,417	27
IBNR			1,932
LAE			452
Total reserves for losses and LAE			$28,142

Average reserve per default:
Case			$14.7
Total			$16.0

Default Rate	0.47%

				Exhibit J

Essent Group Ltd. and Subsidiaries
Supplemental Information
Investment Portfolio

Investment Portfolio by Asset Class
Asset Class	December 31, 2017		December 31, 2016
($ in thousands)	Fair Value	Percent	Fair Value	Percent
U.S. Treasury securities	$227,805	9.9%	$191,548	11.9%
U.S. agency securities	33,114	1.4	18,441	1.1
U.S. agency mortgage-backed securities	456,037	19.8	316,494	19.6
Municipal debt securities	465,255	20.2	334,324	20.7
Corporate debt securities	611,728	26.5	456,357	28.3
Residential and commercial mortgage securities	79,407	3.5	68,336	4.2
Asset-backed securities	167,922	7.3	127,172	7.9
Money market funds	263,797	11.4	102,430	6.3
Total Investments	$2,305,065	100.0%	$1,615,102	100.0%

Investment Portfolio by Credit Rating
Rating (1)	December 31, 2017		December 31, 2016
($ in thousands)	Fair Value	Percent	Fair Value	Percent
Aaa	$1,160,200	50.3%	$780,513	48.3%
Aa1	115,237	5.0	88,977	5.5
Aa2	123,551	5.4	101,772	6.3
Aa3	127,785	5.6	89,421	5.5
A1	205,369	8.9	143,938	8.9
A2	157,651	6.8	126,113	7.8
A3	148,246	6.4	95,926	6.0
Baa1	115,178	5.0	85,864	5.3
Baa2	87,869	3.8	71,950	4.5
Baa3	43,024	1.9	24,544	1.5
Below Baa3	20,955	0.9	6,084	0.4
Total Investments	$2,305,065	100.0%	$1,615,102	100.0%

(1) Based on ratings issued by Moody's, if available. S&P or Fitch rating utilized if Moody's not available.

Investment Portfolio by Duration and Book Yield
Effective Duration	December 31, 2017		December 31, 2016
($ in thousands)	Fair Value	Percent	Fair Value	Percent
< 1 Year	$628,958	27.3%	$329,901	20.4%
1 to < 2 Years	164,856	7.2	153,184	9.5
2 to < 3 Years	280,177	12.2	156,620	9.7
3 to < 4 Years	263,799	11.4	176,896	11.0
4 to < 5 Years	263,273	11.4	139,115	8.6
5 or more Years	704,002	30.5	659,386	40.8
Total Investments	$2,305,065	100.0%	$1,615,102	100.0%

Pre-tax investment income yield:
Three months ended December 31, 2017	2.23%
Year ended December 31, 2017	2.22%

Net cash and investments at holding company, Essent Group Ltd.:
($ in thousands)
As of December 31, 2017	$104,167
As of December 31, 2016	$46,561

		Exhibit K

Essent Group Ltd. and Subsidiaries
Supplemental Information
Insurance Company Capital

	December 31, 2017	December 31, 2016
($ in thousands)
U.S. Mortgage Insurance Subsidiaries:
Combined statutory capital (1)	$1,528,869	$1,144,279

Combined net risk in force (2)	$21,637,409	$16,801,992

Risk-to-capital ratios: (3)
Essent Guaranty, Inc.	14.7:1	15.3:1
Essent Guaranty of PA, Inc.	5.4:1	6.8:1
Combined (4)	14.2:1	14.7:1

Essent Reinsurance Ltd.:
Stockholder's equity (GAAP basis)	$662,819	$401,273

Net risk in force (2)	$6,299,437	$4,181,737

(1) Combined statutory capital equals the sum of statutory capital of Essent Guaranty, Inc. plus Essent Guaranty of PA, Inc., after eliminating the impact of intercompany transactions. Statutory capital is computed based on accounting practices prescribed or permitted by the Pennsylvania Insurance Department and the National Association of Insurance Commissioners Accounting Practices and Procedures Manual.

(2) Net risk in force represents total risk in force, net of reinsurance ceded and net of exposures on policies for which loss reserves have been established.
(3) The risk-to-capital ratio is calculated as the ratio of net risk in force to statutory capital.
(4) The combined risk-to-capital ratio equals the sum of the net risk in force of Essent Guaranty, Inc. and Essent Guaranty of PA, Inc. divided by the combined statutory capital.

Exhibit L
Essent Group Ltd. and Subsidiaries
Supplemental Information
Reconciliation of Non-GAAP Financial Measure - Adjusted Book Value per Share

We believe that long-term growth in Adjusted Book Value per Share is an important measure of our financial performance and is a measure used to determine vesting on certain restricted stock granted to senior management under the Company’s long-term incentive plan. Adjusted Book Value per Share is a financial measure that is not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP) and is referred to as a non-GAAP measure. Adjusted Book Value per Share may be defined or calculated differently by other companies. Adjusted Book Value per Share is one measure used to monitor our results and should not be viewed as a substitute for those measures determined in accordance with GAAP.

Adjusted Book Value per Share is calculated by dividing Adjusted Book Value by Common Shares and Share Units Outstanding. Adjusted Book Value is defined as consolidated stockholders’ equity of the Company, excluding accumulated other comprehensive income (loss) plus the proceeds, if any, from the assumed exercise of all "in-the-money" options, warrants and similar instruments. Common Shares and Share Units Outstanding is defined as total common shares outstanding plus all equity instruments (including restricted share units) issued to management and the Board of Directors and any "in-the-money" options, warrants and similar instruments. Accumulated other comprehensive income (loss) includes unrealized gains and losses that arise from changes in the market value of the Company’s investments that are classified as available for sale. The Company does not view these unrealized gains and losses to be indicative of our fundamental operating performance. As of December 31, 2017 and December 31, 2016, the Company does not have any options, warrants and similar instruments outstanding.

The following table sets forth the reconciliation of Adjusted Book Value to the most comparable GAAP amount as of December 31, 2017 and December 31, 2016 in accordance with Regulation G:

(In thousands, except per share amounts)	December 31, 2017	December 31, 2016

Numerator:
Total Stockholders' Equity (Book Value)	$1,940,436	$1,343,773

Subtract: Accumulated Other Comprehensive Income (Loss)	(3,252)	(12,255)

Adjusted Book Value	$1,943,688	$1,356,028

Denominator:
Total Common Shares Outstanding	98,434	93,105

Add: Restricted Share Units Outstanding	536	493

Total Common Shares and Share Units Outstanding	98,970	93,598

Adjusted Book Value per Share	$19.64	$14.49